Exhibit 21

Subsidiaries of The Marcus Corporation
as of May 27, 2004

The Marcus Corporation owns all of the equity of the following entities:

Name	State of Organization
B&G Realty, Inc.	Wisconsin
Baymont Inns, Inc.	Wisconsin
First American Finance Corporation	Wisconsin
Marcus Hotels, Inc.	Wisconsin
Marcus Restaurants, Inc.	Wisconsin
Marcus Theatres Corporation	Wisconsin
Woodfield Suites, Inc.	Wisconsin
Marcus Consid, LLC	Wisconsin
Marcus Non, LLC	Wisconsin
Marcus Fl, LLC	Delaware

B&G Realty, Inc. is the sole member of the following limited liability company:

Name	State of Organization
Rush Ontario, LLC	Delaware

Baymont Inns, Inc. is the sole member of the following limited liability companies:

Name	State of Organization
Baymont Franchises International, LLC	Wisconsin
Baymont Inns Hospitality LLC	Wisconsin
Baymont Partners, LLC	Wisconsin

Marcus Hotels, Inc. owns all of the equity in the following entities:

Name	State of Organization
Grand Geneva, LLC	Wisconsin
Marcus Development, LLC	Wisconsin
Marcus Hotel Partners, Inc.	Wisconsin
Marcus Hotels Associates, Inc.	Wisconsin
Marcus Hotels Hospitality, LLC	Wisconsin
Marcus Northstar, Inc.	Minnesota
Marcus Vacation Club, Inc.	Wisconsin
Milwaukee City Center, LLC	Wisconsin
Pfister, LLC	Wisconsin
Resort California, LLC	Delaware
Resort Missouri, LLC	Delaware

Marcus Restaurants, Inc. owns all of the stock of the following companies:

Name	State of Organization
Cafe Refreshments, Inc.	Wisconsin
Captains-Kenosha, Inc.	Wisconsin
Colony Inns Restaurant Corporation	Wisconsin
Marc's Carryout Corporation	Wisconsin

Marcus Theatres Corporation owns all of the equity in the following entities:

Name	State of Organization
Family Entertainment, LLC	Wisconsin
Marcus Cinemas of Minnesota and Illinois, Inc.	Illinois
Marcus Cinemas of Ohio, LLC	Wisconsin

Marcus Theatres Corporation and Marcus Cinemas of Minnesota and Illinois, Inc. own all of the equity in the following entity:

Name	State of Organization
Marcus Cinemas of Wisconsin, LLC	Wisconsin

Woodfield Suites, Inc. owns all of the stock of the following companies:

Name	State of Organization
Woodfield Suites Franchises International, Inc.	Wisconsin
Woodfield Suites Hospitality Corporation	Wisconsin

Woodfield Suites Hospitality Corporation owns all of the stock of the following companies:

Name	State of Organization
Woodfield Refreshments, Inc.	Wisconsin
Woodfield Refreshments of Colorado, Inc.	Colorado
Woodfield Refreshments of Ohio, Inc.	Ohio

Woodfield Refreshments, Inc. owns all of the stock of the following company:

Name	State of Organization
Woodfield Refreshments of Texas, Inc.	Texas